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                                  CERTIFICATION

            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


      Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of The Hartford Mutual Funds, Inc., do hereby certify, to such officer's knowledge, that:

      (1) The annual report on Form N-CSR of The Hartford Mutual Funds, Inc. for the period ending October 31, 2003 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Funds.

                                             /s/ David M. Znamierowski
Date: December 15, 2003   By:
                                             David M. Znamierowski
                                             Its: President


                                             /s/ Tamara L. Fagely

Date: December 15, 2003   By:                Tamara L. Fagely
                                             Its: Vice President, Controller
                                                  and Treasurer

A signed original of this written statement required by Section 906 has been provided to The Hartford Mutual Funds, Inc. and will be retained by The Hartford Mutual Funds, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.